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                                                                    Exhibit 10.4

                               FIRST AMENDMENT TO

                                 ALLERGAN, INC.

                          SAVINGS AND INVESTMENT PLAN
                                (RESTATED 1996)

         The ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (RESTATED 1996) (the "Plan") is hereby amended to read as follows:

1.       Section 5.5 of the Plan is amended by adding the following subsection
(i):

         "(i)  Notwithstanding anything to the contrary in this Section 5.5 or
         Section 4.1 or Section 8.1, the following additional transfer and withdrawal restrictions shall apply to all Participants who are Insiders. For the purpose of this Section 5.5, the term "Insider" shall mean any Participant who is directly or indirectly the beneficial owner of more than 10% of any class of any equity security (other than an exempted security) of the Sponsor (or the Company) which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the '34 Act") or who is a "director" or an "officer" of the Sponsor or the Company as those terms are interpreted for the purpose of determining persons subject to Section 16 of the '34 Act.

                  (a) Any Insider who transfers amounts invested in the Company Stock Fund out of such fund and into another fund or withdraws cash in a transaction that results in the liquidation of amounts in the Company Stock Fund (pursuant to Sections 8.1 or 8.12 below), may not for a period of six months following the Participant's election to so transfer funds, withdraw cash or take a loan, as the case may be, make an election to transfer amounts from another fund into the Company Stock Fund.

                  (b) Any Insider who transfers amounts invested in a fund other than the Company Stock Fund into the Company Stock Fund, may not for a period of six months following the Participant's election to so transfer funds make an election to (x) transfer amounts from the Company Stock Fund into another fund, (y) withdraw cash or take a loan in a transaction that results in the liquidation of amounts in the Company Stock Fund or (z) utilize the diversification rule of Section 5.11 of the Allergan, Inc. Employee Stock Ownership Plan or the provision of any Company plan covered by Rule 16b-3 (promulgated pursuant to the '34 Act) then in existence that would result in the transfer out of a Company equity securities fund."
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2.       Section 8.1(h) of the Plan is amended by deleting it in its entirety and replacing it with the following:

               "(h)     Notwithstanding anything to the contrary in this
            Section 8.1 or Section 4.1, the additional withdrawal restrictions stated in Section 5.5(i) above shall apply to all Participants who are Insiders, as that term is defined in Section 5.5(i) above."

         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this instrument evidencing the above terms of the Allergan, Inc. Savings and Investment Plan effective as of July 23, 1996.


By: /S/ Francis R. Tunney, Jr.
    -----------------------------------

Title:   Corporate Vice President, General Counsel and Secretary